Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form S-1 of LJM Energy Corp. for the registration of 10,000,000 shares of its common stock and to the incorporation therein of our report dated August 9, 2010, with respect to the financial statements of LJM Energy Corp., and to the reference to our firm under the caption “Experts” in the Prospectus.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Laguna Niguel, California
September 22, 2010